UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2016

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
2351 J Lawson Boulevard, Orlando, Florida (Address of principal executive offices)	32824 (Zip Code)

Registrant's telephone number, including area code (800) 645-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors;                         Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

On November 1, 2016, VOXX International Corporation (the “Company”) reported that the Class A Directors of the Company’s Board of Directors elected John Adamovich, Jr. as a Class A Director to serve until the next annual meeting of shareholders. Mr. Adamovich will serve on the Audit, Compensation and Affiliated Transaction Committees of the Board. Mr. Adamovich will be compensated as a Class A independent director as set forth under the caption “Compensation of Directors” in the Company’s Proxy Statement filed with the SEC on June 10, 2016.

Item 7.01        Regulation FD Disclosure

On November 3, 2016, the Company issued a press release announcing the election of John Adamovich, Jr. as a Class A Director of the Company. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

EXHIBIT INDEX

Exhibit No.     Description

99.1         Press Release, dated November 3, 2016, relating to the election of John
Adamovich, Jr. as a Class A director (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: November 3, 2016
By:    /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer